EXHIBIT 99

NEWS RELEASE

FOR FURTHER INFORMATION, CONTACT:

David G. Kreher                             Fred A. Nielson
Chief Operating Officer                     Investor Relations
(636) 537-9715                              (636) 733-1314

              Reliv International 2003 Net Profits Grow 74 Percent,
             On a 20 Percent Increase in Net Sales Compared To 2002

FOR IMMEDIATE RELEASE

CHESTERFIELD, MO, March 17, 2004 -- Reliv International, Inc. (Nasdaq/NM -
RELV), an international manufacturer and network marketer of nutritional supplements and other food technology products, today announced its results of operations for the year ended December 31, 2003 and for the fourth quarter of 2003.

Year-End Results

For the year, the company's net income available to common shareholders totaled $4.34 million, or $0.29 per share basic ($0.26 per share diluted) - an increase of more than 74 percent compared to 2002, when net profits reached $2.49 million, or $0.18 per share basic ($0.15 per share diluted). Revenues grew 22 percent, to total $76.96 million in 2003, compared to sales of $62.93 million in 2002. The earnings per share for 2002 have been restated for the company's 5 for 4 stock split in November, 2003.

The company's outstanding 2003 results were driven by the continued strong growth of its network marketing activities in the United States, and in several key international markets. Network marketing sales in the United States - the company's largest market - grew 24 percent in 2003 compared to the prior year.

Fourth Quarter Results

For the fourth quarter of 2003, Reliv posted a 25 percent increase in worldwide sales - to $20.91 million, up from $16.76 million for the same period last year. Fourth quarter net income available to common shareholders also showed a significant improvement - reaching $1.26 million, or $0.08 per share basic ($0.08 per share diluted), nearly doubling the earnings performance in the fourth quarter of 2002, where the company earned $668,000, or $0.05 per share basic ($0.04 per share diluted).

Reliv's network marketing sales in the United States rose 25 percent in the fourth quarter of 2003 compared to the same period in 2002, while network marketing sales from the company's international markets increased by 22 percent during the same period.

                                   -- MORE --

Reliv International, Inc.

Robert L. Montgomery, President and Chief Executive Officer of Reliv, said, "The company is continuing to prosper by focusing on the fundamentals of our business. We have unique strengths, in that we formulate and manufacture our own nutritional products based on the latest advances in food science, and we go to market by offering an exceptional business opportunity to those who want to own their own business. It's a simple business model, but it really works - as our recent results prove."

Mr. Montgomery noted that the company's growth continues to be broad-based - with significant gains in several key international markets. "Along with the double-digit percentage growth we experienced in the U.S., our fourth quarter sales grew sharply in Canada (up 32 percent), Australia and New Zealand (up 24 percent) and the United Kingdom (up 20 percent)," he said. The company also reported more than $500,000 in net sales from Malaysia, a market where Reliv opened for business in November, 2003.

Reliv continues to see strong growth from its efforts to recruit new distributors for its marketing network, Mr. Montgomery said. New 2003 sponsorships grew 15 percent in the U.S. and 27 percent in Canada compared to the prior year, he said.

Reliv International, Inc., based in suburban St. Louis, manufactures and distributes several lines of food products, including nutritional and fiber supplements, diet management products, functional foods, sports drink mixes and a line of premium skin care products. Its proprietary product lines include an extensive line of soy-based products. Reliv International's common stock trades on The Nasdaq Stock Market(R) under the symbol RELV.

The Company will host an earnings conference call at 1:00 p.m. Eastern Standard Time on Wednesday, March 17, 2004. The call can be accessed via listen-only dial-in conference lines by dialing 800-399-3409. A replay of this call will be available by telephone from 3:00 p.m. Eastern Standard Time until midnight by calling 800-642-1687 and entering ID number 6178311#. To listen to the live call, please call at least 10 minutes before the scheduled conference call to register.

  A live webcast of this call will be available through the Investor Relations section of the Company's Web site, http://www.reliv.com/us/investor. An online archive of the broadcast will be available on the Company's Web site in the Investor Relations section shortly after the call concludes.

   NOTE: Any statement released by Reliv International, Inc. that is forward looking is made pursuant to the safe harbor provisions of the Private Securities
    Litigation Reform Act of 1995. Editors and investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the
      Company's business prospect and performance. This includes economic, competitive, governmental, technological and other factors described in the
             Company's filings with the SEC on forms 10-K and 10-Q.

                        -- FINANCIAL HIGHLIGHTS FOLLOW -

Reliv International, Inc. and Subsidiaries

Consolidated Balance Sheets

                                                           December 31      December 31
                                                                  2003             2002
                                                           (Unaudited)        (Audited)
                                                           ----------------------------
Assets
Current assets:
   Cash and cash equivalents                               $ 7,902,508      $ 3,364,484
   Accounts and notes receivable,  less allowances of
     $8,600 in 2003 and $10,000 in 2002                        751,887          688,898
   Accounts due from employees and distributors                 72,846          104,000
   Inventories:
     Finished goods                                          3,171,185        2,361,064
     Raw materials                                           1,047,068          680,516
     Sales aids and promotional materials                      452,066          415,565
                                                           ----------------------------
   Total inventories                                         4,670,319        3,457,145

   Refundable income taxes                                          --            8,072
   Prepaid expenses and other current assets                   727,939          637,968
   Deferred income taxes                                       296,164          171,873
                                                           ----------------------------
Total current assets                                        14,421,663        8,432,440

Other assets                                                   793,091          442,927

   Note receivable from officer                                     --           48,250
   Accounts due from employees and distributors                 52,291           78,000

Property, plant and equipment                               17,214,909       16,484,644
   Less accumulated depreciation and amortization            7,801,038        7,040,275
                                                           ----------------------------
                                                             9,413,871        9,444,369
                                                           ----------------------------

   Total assets                                            $24,680,916      $18,445,986
                                                           ============================

                                   ** MORE **

Reliv International, Inc. and Subsidiaries

Consolidated Balance Sheets

                                                                    December 31        December 31
                                                                           2003               2002
                                                                    (Unaudited)          (Audited)
                                                                   -------------------------------
Liabilities and stockholders' equity
   Current liabilities:
   Accounts payable and accrued expenses                           $  6,596,785       $  5,358,082
   Income taxes payable                                                 147,520            257,441
   Current maturities of long-term debt                                 421,063            415,235
   Current maturities of capital leases                                      --              8,755
                                                                   -------------------------------
Total current liabilities                                             7,165,368          6,039,513

Non-current liabilities:
   Long-term debt, less current maturities                            3,700,138          4,057,042
   Non-current deferred income taxes                                     77,000             84,435
   Other non-current liabilities                                        666,032            467,350
                                                                   -------------------------------
Total non-current liabilities                                         4,443,170          4,608,827

Stockholders' equity:
Preferred stock, par value $0.001 per share; 3,000,000 shares
   authorized; 97,500 issued and outstanding as of 12/31/03             975,000                 --
Common stock, par value $0.001 per share; 30,000,000 shares
   authorized, 15,143,961 shares issued and 15,141,224 shares outstanding as of 12/31/03 and 15,008,451 shares
     issued and 14,902,415 outstanding as of 12/31/02                    15,144             12,007
Additional paid-in capital                                           18,684,338         17,863,505
Notes receivable - officers and directors                                    --             (2,449)
Accumulated deficit                                                  (5,878,869)        (8,960,782)
Accumulated other comprehensive loss:
   Foreign currency translation adjustment                             (714,527)          (775,383)
Treasury stock                                                           (8,708)          (339,252)
                                                                   -------------------------------
Total stockholders' equity                                           13,072,378          7,797,646
                                                                   -------------------------------

Total liabilities and stockholders' equity                         $ 24,680,916       $ 18,445,986
                                                                   ===============================

                                   ** MORE **

Reliv International, Inc. and Subsidiaries

Consolidated Statements of Operations

                                                    Quarter ended December 31               Year to Date December 31
                                                      2003               2002                2003               2002
                                               (Unaudited)        (Unaudited)         (Unaudited)          (Audited)
                                              -------------------------------       --------------------------------
Sales at suggested retail                     $ 31,145,554       $ 24,081,425       $ 110,569,576       $ 90,110,444
Less distributor allowances on
   product purchases                            10,237,654          7,324,954          33,609,853         27,183,581
                                              -------------------------------       --------------------------------
Net sales                                       20,907,900         16,756,471          76,959,723         62,926,863

Costs and expenses:
   Cost of products sold                         3,611,510          3,122,169          13,228,050         11,569,163
   Distributor royalties and commissions         8,147,942          6,499,893          29,916,744         24,205,030
   Selling, general and administrative           7,070,221          5,983,687          26,438,447         22,898,359
                                              -------------------------------       --------------------------------
Total Costs and Expenses                        18,829,673         15,605,749          69,583,241         58,672,552
                                              -------------------------------       --------------------------------

Income from operations                           2,078,227          1,150,722           7,376,482          4,254,311

Other income (expense):
   Interest income                                  28,381             15,911              91,038             43,047
   Interest expense                                (46,526)           (57,908)           (234,956)          (340,343)
   Other income/expense                            (10,897)           (33,842)             66,876             77,792
                                              -------------------------------       --------------------------------
Income before income taxes                       2,049,185          1,074,883           7,299,440          4,034,807
Provision for income taxes                         773,000            407,000           2,902,000          1,542,000
                                              -------------------------------       --------------------------------
Net income                                    $  1,276,185       $    667,883       $   4,397,440       $  2,492,807
                                              ===============================       ================================

Preferred dividends accrued and paid                14,745                 --              56,762                 --
                                              -------------------------------       --------------------------------
Net income available to common
   shareholders                                  1,261,440            667,883           4,340,678          2,492,807
                                              ===============================       ================================

Basic earnings per share                      $       0.08       $       0.05       $        0.29       $       0.18
                                              ===============================       ================================

Diluted earnings per share                    $       0.08       $       0.04       $        0.26       $       0.15
                                              ===============================       ================================

Weighted average shares of common
   stock and common stock equivalents
      outstanding
   Basic                                        15,004,000         14,220,000          14,969,000         14,144,000
                                              ===============================       ================================

   Diluted                                      16,736,000         16,188,000          16,706,000         16,111,000
                                              ===============================       ================================

NOTE: 2002 earnings per share have been restated for the effect of the Company's
      5 for 4 stock split in November, 2003.

                                    ** 30 **